                                 EXHIBIT 2.3

                    AMENDMENT NUMBER 2 TO WARRANT AGREEMENT

                             AMENDMENT NUMBER 2 TO
                               WARRANT AGREEMENT

     This AMENDMENT NUMBER 2 TO WARRANT AGREEMENT (this "Amendment") is entered into on this 28th day of October, 1996, by and among MEDIRISK, INC., a Delaware corporation (the "Company"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Investor").

                                   BACKGROUND

     WHEREAS, the Investor and the Company (as successor by merger to Medirisk, Inc., a Florida corporation) are parties to a Warrant Agreement, dated January 8, 1996, as amended by Amendment Number 1 to Warrant Agreement, dated August __, 1996 (as so amended, the "Agreement"), pursuant to which the Company agreed to issue up to 665,180 warrants entitling the Investor to purchase up to an aggregate of 665,180 shares of Series A Common Stock of the Company; and

     WHEREAS, the parties desire to amend the Agreement as set forth in this Amendment.

     NOW, THEREFORE, the Investor and the Company hereby agree as follows:

     1. Amendment of Section 3.1. Section 3.1 to the Agreement is amended by deleting such Section in its entirety and inserting in lieu thereof the following:

          3.1 Records. Until the earlier to occur of (i) the Company's payment in full of all Senior Subordinated Notes issued to the Investor under the Securities Purchase Agreement dated January 8, 1996 between the Company and the Investor, and (ii) Investor's ceasing to own or have the right to acquire an aggregate of at least 25,000 shares of Series A Common Stock, the Company will (a) maintain adequate books and records in accordance with GAAP, and (b) permit a representative of Investor, at any reasonable time during the Company's regular business hours upon reasonable prior notice, to inspect, copy, audit and examine such books and records, to visit and inspect the properties of the Company and its Subsidiaries, and to discuss the business, finances and affairs of the Company and its Subsidiaries with the officers and directors thereof, all at the expense of the Company.

     2. Amendment of Section 5.1. Section 5.1 to the Agreement is amended by deleting such Section in its entirety and inserting in lieu thereof the following:

           5.1 Prohibition on Dividends, Distributions. Until the Company's registration of one or more of its classes of securities under the Securities Exchange Act of 1934, as amended, the Company shall not declare or pay any dividend or Distribution in cash, stock or any other property on its capital stock now or hereafter outstanding or on any Option now or hereafter outstanding (other than the Warrants) or redeem, retire, purchase or otherwise acquire any shares of any class of its capital stock now or hereafter outstanding or any Option now or hereafter outstanding (other than the Warrants); provided, however, that nothing in this Section
      5.1 or any other provision of this Warrant Agreement shall restrict the Company's purchase of shares of Series A Common Stock or options to purchase Series A Common Stock pursuant to the terms of any shareholder or other agreement between the Company and any employee or former employee of the Company in accordance with the terms of such agreement; provided, further, that nothing in this Section 5.1 or any other provision of this Warrant Agreement shall restrict the Company's ability to declare or pay a dividend or Distribution permitted by the Securities Purchase Agreement if such dividend or Distribution is paid to the Investor as if all Warrants held by the Investor immediately prior to such dividend or Distribution were exercised in full.

     3. Miscellaneous. Except as specifically modified and amended by this Amendment, the Agreement shall remain in full force and effect, and the terms of the Agreement are hereby ratified and confirmed in all respects as so amended.

     IN WITNESS WHEREOF, each party hereto has executed or caused this Amendment to be executed on its behalf, all on the day and year first above written.

                                   MEDIRISK, INC.



                                   By:    /s/ Kenneth M. Goins, Jr.
                                          -------------------------
                                   Title: Vice President
                                          -------------------------


                                   HEALTHPLAN SERVICES CORPORATION


                                   By:    /s/ James K. Murray, III
                                          ------------------------
                                   Title: Executive Vice President
                                          ------------------------



                                     - 2 -